SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 22, 2004

Exact name of registrants as specified in
Commission	their charters, address of principal executive	IRS Employer
File Number	offices and registrants' telephone number	Identification Number
1-14465	IDACORP, Inc.	82-0505802
1-3198	Idaho Power Company	82-0130980
1221 W. Idaho Street
Boise, ID 83702-5627
(208) 388-2200

State or Other Jurisdiction of Incorporation: Idaho

None
Former name or former address, if changed since last report.

IDACORP, Inc.
IDAHO POWER COMPANY
Form 8-K

Item 5. Other Events And Regulation FD Disclosure

Fitch Ratings Places IDACORP and IPC on Rating Watch Negative

On June 22, 2004, Fitch Ratings (Fitch) announced that it has placed the corporate credit rating and long-term ratings of IDACORP, Inc. and Idaho Power Company (IPC) on Rating Watch Negative.  The IDACORP's commercial paper rating was affirmed at F-2.  Any downgrade would be expected to increase the cost of new debt and other issued securities going forward.

Fitch stated that the Rating Watch Negative status relates to the adverse effect of the Idaho Public Utilities Commission (IPUC) May 2004 rate order authorizing only a $25 million (5 percent) increase in base rates representing 35 percent of the $71 million supported by IPC at the time the IPUC issued its order.  Fitch indicated that additional items of concern were the fifth consecutive year of drought and its effects on the expenses associated with lower amounts of water for generation, the duration of the drought and its negative effect on IPC's financial trends, particularly IPC's debt burden over the last five years.

Fitch stated that in resolving IPC's Rating Watch Negative status, it will also consider whether the IPUC order signals a deteriorating Idaho regulatory environment, at a time when IPC faces meaningful capital spending increases to maintain reliability and service quality and the regional drought that has entered its fifth consecutive year.  The review will also consider IDACORP's improved business risk profile given its exit from the energy marketing and trading operation and wind-down of Ida-West, IDACORP's independent power business.

The following outlines the current Fitch, Standard & Poor's Ratings Services (Standard & Poor's) and Moody's Investors Service (Moody's) ratings of IDACORP's and IPC's securities, with the ratings currently under review by Fitch, Standard & Poor's and Moody's marked with an asterisk:

	Standard and Poor's		Moody's		Fitch
	IPC	IDACORP	IPC	IDACORP	IPC	IDACORP
Corporate Credit Rating	A-*	A-*	A3*	Baa1*	None	None
Senior Secured Debt	A*	None	A2*	None	A*	None
Senior Unsecured Debt	BBB+*	BBB+*	A3*	Baa1*	A-*	BBB+*
Preferred Stock	BBB*	None	Baa2*	None	BBB+*	None
Trust Preferred Stock	None	BBB*	None	Baa2*	None	BBB*
Short-Term Tax-Exempt Debt	BBB+/A-2	None	A3/ VMIG-1*	None	None	None
Commercial Paper	A-2	A-2	P-1*	P-2	F-1*	F-2
Rating Outlook	Stable	Stable	Negative	Negative	Stable	Stable

These security ratings reflect the views of the rating agencies.  An explanation of the significance of these ratings may be obtained from each rating agency. Such ratings are not a recommendation to buy, sell or hold securities. Any rating can be revised upward or downward or withdrawn at any time by a rating agency if it decides that the circumstances warrant the change.  Each rating should be evaluated independently of any other rating.

Shareholder Lawsuit

On June 22, 2004 a shareholder lawsuit was filed against IDACORP, Inc. and certain of its directors and officers.  The lawsuit raises allegations similar to those raised in a shareholder lawsuit filed against the same defendants on May 26, 2004.  The new action, captioned Shorthouse et al. v. IDACORP, Inc., et al., is a purported class action brought on behalf of purchasers of IDACORP stock between February 1, 2002 and June 4, 2002.  The case was filed in the United States District Court for the District of Idaho and the defendants, in addition to IDACORP, are Jon H. Miller, Jan B. Packwood, J. LaMont Keen and Darrel T. Anderson.

The complaint alleges that during the purported class period certain IDACORP executives made materially false and misleading statements or omissions about the company's financial outlook, thereby causing investors to purchase the company's common stock at artificially inflated prices, in violation of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended, and Rule 10b-5. More specifically, the complaint alleges that the company failed to disclose and misrepresented the following material adverse facts which were known to defendants or recklessly disregarded by them: (1) the company failed to appreciate the negative impact that lower volatility and reduced pricing spreads in the western wholesale energy market would have on its marketing subsidiary, IDACORP Energy; (2) the company was forced to limit its origination activities to shorter-term transactions due to increasing regulatory uncertainty and continued deterioration of creditworthy counterparties; (3) the company failed to discount for the fact that Idaho Power may not recover from the lingering effects of the prior year's regional drought; and (4) as a result of the foregoing, defendants lacked a reasonable basis for their positive statements about the company and their earnings projections. The action seeks an unspecified amount of damages, as well as other forms of relief.  IDACORP considers the lawsuit to be without merit and intends to defend itself vigorously against these allegations.

American Rivers Petition

On May 1, 2003, American Rivers and Idaho Rivers United (American Rivers) petitioned the United States Court of Appeals for the District of Columbia Circuit (Court of Appeals) requesting that the Court of Appeals issue a Writ of Mandamus compelling the Federal Energy Regulatory Commission (FERC) to respond to a petition American Rivers filed with the FERC in 1997 (Petition) requesting that the FERC initiate a formal consultation pursuant to Section 7(a)(2) of the Endangered Species Act (ESA) with the National Marine Fisheries Service (NMFS) on the effects of the ongoing operations of IPC's Hells Canyon Complex (HCC) on four species of Snake River salmon and steelhead trout that are listed as threatened or endangered under the ESA.  In the petition, American Rivers asserted that consultation was necessary because the operations of the HCC have a current, adverse impact on the listed anadromous fish.

On June 22, 2004, the Court of Appeals granted the Writ of Mandamus and directed the FERC to issue a judicially reviewable response to the 1997 Petition within 45 days.

IPC cannot predict how the FERC will respond to the Court of Appeals' decision.  However, IPC does not expect the FERC's response to have an adverse effect upon IPC's HCC relicensing process.  On May 17, 2004 IPC and NMFS sent a joint letter to the FERC advising that their on-going discussions relative to the nature and extent of any effects of the HCC on listed species were continuing and that the parties intended to continue those discussions through an ESA consultation process. IPC and NMFS asked that the FERC designate IPC as FERC's non-federal representative for the purposes of that consultation. On May 24, 2004, FERC designated IPC as its non-federal representative to conduct informal consultation with NMFS.

Certain statements contained in this current report on Form 8-K, including statements with respect to future earnings, ongoing operations, and financial conditions, are "forward-looking statements" within the meaning of federal securities laws. Although IDACORP and Idaho Power believe that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. Important factors that could cause actual results to differ materially from the forward-looking statements include: changes in governmental policies and regulatory actions, including those of the Federal Energy Regulatory Commission, the Idaho Public Utilities Commission and the Oregon Public Utility Commission, with respect to allowed rates of return, industry and rate structure, acquisition and disposal of assets and facilities, operation and construction of plant facilities, relicensing of hydroelectric projects, recovery of purchased power, recovery of other capital investments, and present or prospective wholesale and retail competition (including but not limited to retail wheeling and transmission costs) and other refund proceedings; litigation resulting from the energy situation in the western United States; economic, geographic and political factors and risks; changes in and compliance with environmental and safety laws and policies; weather variations affecting customer energy usage; operating performance of plants and other facilities; system conditions and operating costs; population growth rates and demographic patterns; pricing and transportation of commodities; market demand and prices for energy, including structural market changes; changes in capacity and fuel availability and prices; changes in tax rates or policies, interest rates or rates of inflation; changes in actuarial assumptions; adoption of or changes in critical accounting policies or estimates; exposure to operational, market and credit risk; changes in operating expenses and capital expenditures; capital market conditions; rating actions by Moody's, Standard & Poor's and Fitch; competition for new energy development opportunities; results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings and general economic conditions; natural disasters, acts of war or terrorism; increasing health care costs and the resulting effect on health insurance premiums paid for employees and on the obligation to provide post retirement health care benefits; increasing costs of insurance, changes in coverage terms and the ability to obtain insurance; technological developments that could affect the operation and prospects of our subsidiaries or their competitors; legal and administrative proceedings (whether civil or criminal) and settlements that influence business and profitability; and new accounting or Securities and Exchange Commission requirements, or new interpretation or application of existing requirements. Any such forward-looking statements should be considered in light of such factors and others noted in the companies' Form 10-K for the year 2003, the Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 and other reports on file with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated: June 23, 2004

IDACORP, Inc.

By:/s/Darrel T. Anderson
Darrel T. Anderson
Vice President, Chief Financial
Officer and Treasurer

IDAHO POWER COMPANY

By:/s/Darrel T. Anderson
Darrel T. Anderson
Vice President, Chief Financial
Officer and Treasurer